Exhibit 4.26

SHARE PURCHASE AGREEMENT

BY AND AMONG

LEADING CHOICE INVESTMENT HOLDINGS LIMITED

LEADING CHOICE HOLDINGS LIMITED

AND

THE9 LIMITED

1111 LIMITED

August 30, 2018

CONFIDENTIAL

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of August 30, 2018, is entered into by and among Leading Choice Investment Holdings Limited, a company incorporated under the laws of British Virgin Islands (the “HoldCo”), Leading Choice Holdings Limited, a company incorporated under the laws of Hong Kong (the “Seller”), The9 Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands which has American depositary shares (“ADSs”), each representing three ordinary shares, par value US$0.01 each (each ordinary share of The9 Limited is referred to as the “Purchaser Share”), listed on the Nasdaq Global Market (“NASDAQ”) under trading symbol “NCTY” (“The9”), 1111 Limited, a company incorporated under the Hong Kong laws (“The9 Sub”, together with The9 and each of them, the “Purchaser”, together with Seller, the “Parties”, and each of them, a “Party”).

RECITALS

WHEREAS, as of the date hereof, the HoldCo directly owns 100% of the total fully diluted and as converted share capital of Seller;

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Seller desires to issue, and the Purchaser desires to purchase, the Subject Shares (as defined below) for a consideration of the Purchaser Consideration Shares (as defined below), subject to the indemnification obligations described herein.

NOW THEREFORE, in consideration of the foregoing and the representations, warranties and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Parties agree as follows:

AGREEMENT

Article I

Definitions

Section 1.01    Definitions.

(a)          As used in this Agreement, the following terms have the following meanings:

“6-K Filing” has the meaning set forth in Section 5.09.

“Action” means any charge, claim, action, complaint, petition, inquiry, investigation, appeal, suit, litigation, grievance or other proceeding, whether administrative, civil, regulatory or criminal, whether at law or in equity, or otherwise under any applicable Law, and whether or not before any arbitrator or Governmental Authority.

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“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, shall mean the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract or otherwise.

“Arbitration Board” has the meaning set forth in Section 9.09(a).

“Board” means the board of directors of the Seller or Purchaser, as the case may be.

“Business” means the business and operations of the Seller Group Companies relating to cryptocurrency hashing service in worldwide market, including sales of assembled cryptocurrency mining equipment and provision of cryptocurrency mining equipment hosting and operating services and any other business operated, managed, developed or serviced by the Seller Group Companies as of the date of this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday, legal holiday or other day on which banks are required or authorized by Law to be closed in the PRC, the Cayman Islands, New York or Hong Kong.

“Cancellation Option” shall have the meaning set forth in Section 5.14(a).

“Cancellation Option of Seller” shall have the meaning set forth in Section 5.14(a).

“Cancellation Option of The9” shall have the meaning set forth in Section 5.14(a).

“Cancellation Option Closing Date” shall have the meaning set forth in Section 5.14(a).

“Cancellation Option Notice” shall have the meaning set forth in Section 5.14(a).

“Closing” shall have the meaning set forth in Section 2.01(a).

“Closing Date” shall have the meaning set forth in Section 2.01(c).

“Code” means the United States Internal Revenue Code of 1986.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Permit).

“Constitutional Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

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“Contract” means, as to any Person, a contract, agreement, indenture, note, bond, loan, instrument, lease, mortgage, franchise, license, commitment, purchase order, and other legally binding arrangement, whether written or oral, including any and all amendments, modifications and supplements thereto.

“Copyrights” means copyrights and similar or equivalent rights with respect to Works of Authorship and all registrations of the foregoing and applications for the foregoing (including moral and economic rights, however denominated).

“Current Balance Sheet” has the meaning set forth in Error! Reference source not found..

“Damages” include any loss, damage, injury, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys’ fees), charge, cost (including costs of investigation) or expense of any nature actually suffered or incurred by the claiming Person(s).

“Databases” means all databases (including knowledge databases, customer lists and customer databases) and other compilations and collections of data or information.

“Depositary” means The Bank of New York Mellon, the ADS depositary of Purchaser.

“Disclosure Schedule” means the disclosure schedule regarding this Agreement that has been provided by Seller to Purchaser and dated the date of this Agreement.

“Dispute” has the meaning set forth in Section 9.08.

“Encumbrance” means any security interests, mortgages, liens, pledges, charges, reservations, restrictions, rights of way, options, rights of first refusal, community property interests, equitable interests, conditional sale or other title retention agreements, any agreement to provide any of the foregoing and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money, whether imposed by contract, Law, equity or otherwise.

“Equity Securities” means, with respect to a Person, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” has the meaning set forth in Section 3.22.

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“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Official” has the meaning set forth in Section 3.22.

“Governmental Order” means any order, ruling, decision, verdict, decree, writ, subpoena, mandate, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iii) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (iv) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness, and (v) all indebtedness referred to in clauses (i) through (iv) above of any other Person secured by any Encumbrance upon or in any property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

“Indemnified Party” has the meaning set forth in Section 7.06.

“Independent Third Party” means, with respect to Seller, any Person who is not an Affiliate of Seller.

“Information” has the meaning set forth in Section 5.10.

“Intellectual Property License” means any license, sublicense, right, covenant, non-assertion, permission, immunity, consent, release or waiver under or with respect to any Intellectual Property Rights or Technology.

“Intellectual Property Rights” means any and all intellectual or industrial property or other proprietary rights, existing now or in the future anywhere in the world, including (i) Patent Rights; (ii) rights with respect to Marks, and all registrations for Marks and applications to register Marks; (iii) Copyrights; (iv) rights with respect to Trade Secrets; (v) rights with respect to domain names, including registrations for domain names; (vi) rights with respect to Databases, including registrations of these rights and applications to register these rights; (vii) to the extent not otherwise included in the foregoing, rights with respect to Technology, (viii) rights of publicity and personality, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity and personality; (ix) social media accounts, logins and passwords, and (x) all claims, causes of action and rights to sue for past, present and future infringement or unconsented use of any of the foregoing intellectual and other proprietary rights set forth in the foregoing subsections (i) through (ix), the right to file applications and obtain registrations, and all rights arising therefrom and pertaining thereto and all products, proceeds and revenues arising from or relating to any and all of the foregoing.

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“Invention Assignment Agreement” has the meaning set forth in Section 3.16(e).

“IT Assets” has the meaning set forth in Section 3.16(h).

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time, applied on a consistent basis.

“Knowledge” means the actual knowledge possessed by a Person.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Liability” means any direct or indirect liability, Indebtedness, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent.

“Lock-up Period” has the meaning set forth in Section 5.11.

“Loss” has the meaning set forth in Section 7.02.

“Marks” means trademarks, service marks, logos and design marks, trade dress, trade names, distinctive advertising taglines, fictitious and other business names, and brand names, together with all goodwill associated with any of the foregoing.

“Open Source Software” means any software licensed, provided, or distributed under any open source license, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).

“Other Interested Party” has the meaning set forth in Section 5.02.

“Patent Rights” means all granted patents (including utility, utility model, expired, abandoned and design patents), patent applications (including provisional, national, regional and international applications, as well as original, expired, abandoned, continuation, continuation-in-part, divisional and continued prosecution applications, reissues, and re-examination applications), statutory invention registrations, and any term extension or other action by a Governmental Authority which provides rights beyond the original expiration date of any of the foregoing, whether within or outside the United States.

“Permit” means any consent, approval, authorization, release, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration or record filing, operating license, qualifications, ratification, certificate, declaration or filing with, or report or notice to, or other form of permission to engage in a specific activity issued by, any Person, including any Governmental Authority.

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“Permits” has the meaning set forth in Section 3.18.

“Permitted Encumbrances” means (i) all statutory liens for Taxes not yet due and payable or Taxes the validity of which are being contested in good faith by appropriate Proceedings, (ii) all landlords’, workmen’s, repairmen’s, warehousemen’s and carriers’ liens and other similar liens imposed by Law, incurred in the ordinary course of business, (iii) all pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation, (iv) Encumbrances identified on title policies or preliminary title reports or other documents or writings included in the public records and (v) all other Encumbrances of any type which do not materially detract from the value of, or materially interfere with, the present use and enjoyment of the asset or property subject thereto or affected thereby.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Personal Information” means all information regarding or capable of being associated with an individual consumer or device, including such information (i) that identifies, could be used to identify or is otherwise identifiable with an individual, including name, physical address, telephone number, email address, financial account number, government-issued identifier, medical, health or insurance information, gender, date of birth, educational or employment information, religious or political views or affiliations, marital or other status, photograph, face geometry, or biometric information, and any other data used or intended to be used to identify, contact or precisely locate an individual, (ii) that is data regarding an individual’s activities online or on a mobile or other application (e.g., searches conducted, web pages or content visited or viewed), and (iii) that consists of Internet Protocol addresses or other persistent identifiers. Personal Information may relate to any individual, including a current, prospective or former customer, employee or vendor of any Person. Personal Information includes information in any form, including paper, electronic and other forms.

“Seller Balance Sheet Date” has the meaning set forth in Error! Reference source not found..

“Seller Benefit Plan” means each employee benefit plan and each stock purchase, stock option, restricted stock, stock unit, stock appreciation right, severance, employment, consulting, change-in-control, retention, fringe benefit, bonus, incentive, deferred compensation, vacation, group or individual health, dental, medical, disability and life insurance, survivor benefits, and each other employee benefit plan, agreement, program, policy or other arrangement, in each case, that is maintained or contributed to by Seller for the benefit of any current or former employee, independent contractor or director of any Seller Group Company, or with respect to which any Seller Group Company has or may have any Liability or obligation.

“Seller Group Company” means Seller or any of its Subsidiaries.

“Seller Group Company Contract(s)” has the meaning set forth in Section 3.12(c).

“Seller IP” shall have the meaning set forth in 0.

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“Seller Material Adverse Effect” means any change or development that is or would reasonably be expected to be materially adverse to the business, assets, liabilities, operations or financial condition of the Seller Group Companies, taken as a whole; provided, however, that no event, change, development or state of facts relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses (but only to the extent such changes or developments do not, individually or in the aggregate, have a disproportionate impact on any Seller Group Company relative to other Persons in similar businesses) shall be deemed in themselves to constitute a Seller Material Adverse Effect.

“Seller Owned IP” means all Intellectual Property owned by the Seller Group Companies.

“Seller Services” means (a) the services that are actively being provided or developed by any Seller Group Company, (b) those services that are made commercially available by or on behalf of any Seller Group Company, and (c) all services offered by any Seller Group Company related thereto.

“Seller Registered IP” means all Intellectual Property Rights that are registered, filed, recorded, or issued (i) under the authority of any Governmental Authority by or for any Seller Group Company, including all Patent Rights, registered Copyrights and registered Marks, (ii) domain names and (iii) all applications for any of the foregoing.

“Seller Shares” means ordinary shares of Seller.

“Seller Technology” means all Technology owned or purported to be owned by any Seller Group Company.

“Post-Closing Tax Period” means, for the purposes of the representation and warranty made under Section 3.11(m) as of the Closing Date, any Tax period beginning after the Closing Date and the portion of the Straddle Period beginning after the Closing Date.

“PRC” or “China” means the People’s Republic of China excluding, for the purposes of this Agreement only, Hong Kong, Macau and Taiwan.

“Pre-Closing Tax Period” means, for the purposes of the representation and warranty made under Section 3.11(m) as of the Closing Date, any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

“Privacy Notice” has the meaning set forth in Section 3.16(f).

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Profit Targets” has the meaning set forth in Section 5.11.

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“Pro Rata Portion” means the number of Seller Shares equal to the product of (x) the total number of Seller Shares proposed to be sold by the HoldCo to the Proposed Transferee or to the public and (y) a fraction equal to (A) the number of Seller Shares then held by the HoldCo (in case of calculating the Pro Rata Portion for the HoldCo) or the number of Subject Shares then held by Purchaser (in case of calculating the Pro Rata Portion for Purchaser), divided by (B) the sum of the number of Seller Shares then held by the HoldCo and the number of Subject Shares then held by Purchaser.

“Proposed Transferee” has the meaning set forth in Section 5.12(a).

“Purchaser Consideration Share” or “Purchaser Consideration Shares” has the meaning set forth in Section 2.01.

“Purchaser Fundamental Reps” means the representations and warranties of Purchaser contained in Section 4.01, Section 4.02.

“Purchaser Group Company” means, Purchaser or any of its Subsidiaries.

“Purchaser’s Incentive Plan” means the 2004 Stock Option Plan of the Purchaser, as amended from time to time.

“Purchaser Indemnified Party” has the meaning set forth in Section 7.02.

“Purchaser IP” shall have the meaning set forth in Section 4.18(a).

“Purchaser Lease Agreements” has the meaning set forth in Section 4.16(b).

“Purchaser Leased Real Property” means all real property leased, subleased, licensed, or otherwise occupied by Purchaser Group Companies.

“Purchaser Material Adverse Effect” means any change or development that is or would reasonably be expected to be materially adverse to the business, assets, liabilities, operations or financial condition of Purchaser Group Companies, taken as a whole; provided, however, that no event, change, development or state of facts relating to the economy in general or resulting from industry-wide developments affecting companies in similar businesses (but only to the extent such changes or developments do not, individually or in the aggregate, have a disproportionate impact on any Purchaser Group Company relative to other Persons in similar businesses) shall be deemed in themselves, to constitute a Purchaser Material Adverse Effect.

“Purchaser Material Contracts” has the meaning set forth in Section 4.17(a).

“Purchaser Owned IP” means all Intellectual Property owned by the Purchaser Group Companies.

“Purchaser Owned Real Property” means all real property and interests in real property (including real property in connection with land use rights contracts or certificates and construction projects) owned by Purchaser Group Companies (collectively, together with all buildings or other structures, improvements or fixtures thereon and all easements rights of way and other appurtenant rights thereto).

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“Purchaser Registered IP” means all Intellectual Property Rights that are registered, filed, recorded, or issued (i) under the authority of any Governmental Authority by or for any Purchaser Group Company, including all Patent Rights, registered Copyrights and registered Marks, (ii) domain names and (iii) all applications for any of the foregoing.

“Purchaser Share” has the meaning set forth in the Recital.

“Representatives” means a Person’s officers, directors, employees, agents, attorneys, accountants, advisors and other authorized representatives.

“Required Permits” has the meaning set forth in Section 3.13 and Section 3.15.

“Rules” has the meaning set forth in Section 9.09(a).

“Sale Notice” has the meaning set forth in Section 5.12(b).

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Filings” shall have the meaning set forth in Section 4.10(a).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller Cancellation Option” shall have the meaning set forth in Section 15.4(b).

“Seller Cancellation Option Closing Date” shall have the meaning set forth in Section 15.4(b).

“Seller Cancellation Option Notice” shall have the meaning set forth in Section 15.4(b).

“Seller Cancellation Option Shares” shall have the meaning set forth in Section 15.4(b).

“Seller Fundamental Reps” means the representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.04(a)(i), Section 3.06 and Section 3.07.

“Seller Indemnified Party” has the meaning set forth in Section 7.04.

“Software” means any (i) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) Databases, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (iv) documentation, including user manuals and other training documentation, related to any of the foregoing.

“Straddle Period” means, (i) for the purposes of the representation and warranty made under Section 3.11(m) as of the Closing Date, any Tax period beginning before or on the Closing Date and ending after the Closing Date; and (ii) for the purposes of the representation and warranty made under Section 3.11(m) as of a pre-closing date, any Tax period beginning before or on the pre-closing date and ending after the pre-closing date.

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“Subject Share” or “Subject Shares” has the meaning set forth in Section 2.01(a).

“Subsidiary” means, with respect to any Person, (i) any corporation, limited liability company, partnership, joint venture, trust or other legal entity of which such Person (either alone or through or together with any other Subsidiary), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity (or profits or capital) interests or more than fifty percent (50%) of the ordinary voting power, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of a non-corporate Person, and (ii) any entity whose assets, or portions thereof, has been or should be consolidated with the net earnings of the Person and should be recorded on the books of the Person for financial reporting purposes in accordance with the accounting principles applicable to the Person. In the case of the Seller and the Purchaser, the applicable accounting principles shall be IFRS and U.S. GAAP, respectively.

“Tag-along Notice” has the meaning set forth in Section 5.12(c)(i).

“Tag-along Period” has the meaning set forth in Section 5.12(c)(i).

“Tag-along Sale” has the meaning set forth in Section 5.12(a).

“Tax” or “Taxes” means (i) in the PRC: (a) any national, provincial, municipal, or local taxes, charges, fees, levies, or other assessments, including all net income (including enterprise income tax and individual income withholding tax), turnover (including value-added tax, business tax, and consumption tax), resource (including urban and township land use tax), special purpose (including land value-added tax, urban maintenance and construction tax, and additional education fees), property (including urban real estate tax and land use fees), documentation (including stamp duty and deed tax), filing, recording, social insurance (including pension, medical, unemployment, housing, and other social insurance withholding), tariffs (including import duty and import value-added tax), and estimated and provisional taxes, charges, fees, levies, or other assessments, imposed in all cases by a Governmental Authority, (b) all interest, penalties (administrative, civil or criminal), or additional amounts imposed by any Governmental Authority in connection with any item described in clause (a) above, and (c) any form of transferee liability imposed by any Governmental Authority in connection with any item described in clauses (a) and (b) above and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i)(a) and (i)(b) above.

“Tax Returns” means any return, report or statement showing Taxes, used to pay Taxes, or required to be filed with respect to any Tax (including any elections, declarations, schedules or attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated or provisional Tax.

“Technology” means any tangible embodiments of Intellectual Property Rights, including any (i) technology, formulae, algorithms, procedures, processes, methods, techniques, ideas, know-how, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, product, marketing, servicing, business, financial, supplier, and personnel information and materials; (iii) specifications, designs, models, devices, prototypes, schematics and development tools; (iv) Software, websites, content, images, logos, graphics, text, photographs, artwork, audiovisual works, videos, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter (“Works of Authorship”); and (v) all other forms of technical information and technology used in the Seller Services and the Business.

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“The9 Sub” means a Subsidiary of The9 as designated by The9.

“Third-Party Claim” has the meaning set forth in Section 7.06.

“Trade Secrets” means any trade secrets, or any confidential or technical information, know-how, concepts, ideas, research and development plans, business plans, strategies or other confidential information or materials which have value or confer a competitive advantage due to being not generally known or not publicly disseminated.

“US$” or “USD” shall mean U.S. dollars, the lawful currency of the United States of America.

“U.S. GAAP” means United States generally accepted accounting principles, as in effect from time to time, applied on a consistent basis.

“Warrantors” means, collectively, the Seller and HoldCo, and “Warrantor” means any one of them;

Section 1.02    Definitional and Interpretative Provisions.

(a)          When a reference is made in this Agreement to an Article or Section, such reference is to an Article or Section of this Agreement unless otherwise specified.

(b)          The words “hereof,” “herein,” “hereby” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)          The headings and sub-headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

(d)          Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)          Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”

(f)          The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(g)          References to a Person are also to its permitted successors and assigns.

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(h)          A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued or related to such legislation.

(i)           The Parties have each participated in the negotiation and drafting of this Agreement and if any ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening either Party by virtue of the authorship of any of the provisions in this Agreement or any interim drafts thereof.

Article II

Description of the Transaction

Section 2.01    Pre-Closing and Closing; Purchase and Issuance of Subject Shares.

(a)          Upon the terms and subject to the conditions of this Agreement, the Seller agrees, and the HoldCo agrees to cause the Seller, to issue to Purchaser one (1) Seller Share representing 20.0% of the fully diluted and as converted total share capital of Seller (the “Subject Shares” and each, a “Subject Share”), and in exchange therefor, Purchaser agrees to issue to the Seller 21,000,000 Purchaser Shares (the “Purchaser Consideration Shares” and each, a “Purchaser Consideration Share”), free and clear of all Encumbrances. The9 Sub, as the designated entity of The9, shall receive the Subject Shares at Closing.

(b)          Upon closing (the “Closing”), subject to satisfaction or waiver of each of the conditions set forth in Article VI required by this Agreement to be satisfied at Closing, Purchaser shall deliver the Purchaser Consideration Shares to the Seller, and the Seller shall deliver the Subject Shares to The9 Sub.

(c)          The consummation of the transactions contemplated by this Agreement at Closing shall take place electronically. The Closing shall take place at a time and on a date to be specified by the Parties, which shall be no later than the third Business Day after the date on which each of the conditions set forth in Article VI required by this Agreement to be satisfied at Closing is satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver thereof at the Closing), or at such other time, date and location as the Parties agree in writing. The date on which Closing actually takes place is referred to in this Agreement as the “Closing Date”.

Section 2.02    Closing Deliveries and Conditions.

(a)          Seller Closing Deliveries. The Seller shall deliver, or cause to be delivered, the items set forth below under this Section 2.02(a) to Purchaser at the Closing:

(i)           the certified copy of updated register of members of Seller evidencing, and an original share certificate representing, all of the Subject Shares registered in the name of The9 Sub;

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(ii)          a certificate, executed by the secretary or a duly authorized director or officer of the Seller, dated as of the Closing Date, certifying (A) a copy of the resolutions of the Seller’s Board authorizing the execution, delivery and performance of this Agreement; (B) the incumbency and signatures of the Seller’s directors or officers executing this Agreement; and (C) that the conditions set forth in Section 6.01 (with respect to itself) and Section 6.02 have been duly satisfied, which shall be in full force and effect; and (D) a copy of the Constitutional Documents of Seller; and

(iii)         a good standing certificate from the registry office at Hong Kong and, if applicable, each other jurisdiction in which Seller is qualified to do business as a foreign corporation, dated within five (5) Business Days prior to the Closing Date.

(b)          Purchaser Closing Deliveries. Purchaser shall deliver, or cause to be delivered, the items set forth below under this Section 2.02(b) to Seller at the Closing:

(i)           a certified copy of the register of members evidencing, and an original share certificate representing, the Purchaser Consideration Shares, fully paid and registered in the name of Seller, provided that the original share certificate shall bear the legend as set forth in Section 3.24(c), and the Purchaser Consideration Shares shall be denoted in the register of members as subject to transfer restrictions; and

(ii)          a certificate of the secretary or a duly authorized director or officer of Purchaser, dated as of the Closing Date, certifying (A) a copy of the resolutions of Purchaser’s Board authorizing the execution, delivery and performance of this Agreement, including the issuance and delivery of the Purchaser Consideration Shares in accordance with this Agreement; and (B) that the conditions set forth in Section 6.01 (with respect to itself) and Section 6.03 have been duly satisfied, which shall be in full force and effect.

Article III

Representations and Warranties of Warrantors

Subject to Section 9.05, except as set forth in the Disclosure Schedule, each of the Warrantors jointly and severally represents and warrants to the Purchaser that each of the representations and warranties contained in this Article III is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the Closing Date, with the same effect as if made on and as of the Closing Date, as applicable (except for such representations and warranties that are made as of a specified date, which shall be true, complete and not misleading as of such date):

Section 3.01    Organization and Good Standing of Seller. The HoldCo is a company duly incorporated and organized (as applicable) and validly existing in good standing (as applicable) under the Laws of British Virgin Islands and in accordance with its Constitutional Documents, each as amended (as the case may be), and is in material compliance with all registrations and approval requirements of its place of incorporation.

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Section 3.02    Organization, Good Standing and Qualification of Seller; Subsidiaries. Section 3.02 of the Disclosure Schedule sets forth a true, correct and complete list of Seller’s Subsidiaries as of the date of this Agreement. Each Seller Group Company is duly organized, incorporated or formed, validly existing and in good standing (with respect to the jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization, incorporation or formation. Each Seller Group Company has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Seller Group Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary.

Section 3.03    Authorization; Enforceable Agreement. The Warrantors has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Warrantor of this Agreement, and the offer, issuance and delivery of the Subject Shares by the Seller as contemplated under this Agreement have been duly authorized by all necessary action on the part of the Seller, HoldCo and their respective Boards. This Agreement, when executed and delivered, assuming due authorization, execution and delivery by Purchaser, constitutes and will constitute valid and legally binding obligations of the Warrantors, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 3.04    Non-contravention.

(a)          Seller has delivered to Purchaser accurate and complete copies of: (i) the Constitutional Documents, each as amended, of the Seller and each Seller Group Company; (ii) the stock records of each Seller Group Company; and (iii) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of each Seller Group Company, Seller’s Board and all committees thereof, and the boards of directors and committees thereof or equivalent governing bodies of each of Seller’s Subsidiaries. There has not been any violation of any of the provisions of its Constitutional Documents, each as amended, of any Seller Group Company and none of the Seller Group Companies has taken any action that is inconsistent in any material respect with any resolution adopted by the stockholders of the Seller Group Companies, Seller’s Board and all committees thereof, and the boards of directors and committees thereof or equivalent governing bodies of each of Seller’s Subsidiaries.

(b)          The execution, delivery and performance by the Seller of this Agreement, the consummation of the transactions contemplated hereby, the offer, issuance and delivery of the Subject Shares hereunder will not (i) conflict with or violate any provision of the HoldCo’s Constitutional Documents or any Seller Group Company’s Constitutional Documents, each as amended, (ii) conflict with or violate any applicable Law or any Governmental Order to which HoldCo or any Seller Group Company is subject or (iii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which HoldCo or any Seller Group Company is a party or by which HoldCo or any Seller Group Company is bound or to which any of the assets or properties of Seller or any Seller Group Company are subject.

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Section 3.05    Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any Governmental Authority on the part of HoldCo or any Seller Group Company is required in connection with the offer, issuance and delivery of the Subject Shares by the Seller and the consummation of the transactions contemplated hereunder, other than the filing of any required notifications under applicable Laws, which filings will have occurred within the appropriate time periods.

Section 3.06    Capitalization.

(a)          The authorized capital stock of Seller consists of 1 Seller Share, of which 1 Seller Share is outstanding. No Seller Group Company has any share incentive plan under which options, restricted shares, restricted share units or other share-based awards may be granted to the employees, directors, officers or consultants of any Seller Group Company.

(b)          All outstanding Seller Share has been duly authorized and validly issued and is fully paid and non-assessable. None of the Seller Share remains subject to vesting or forfeiture restrictions.

(c)          There are no outstanding (i) shares of capital stock or voting securities of Seller, (ii) securities of Seller convertible into or exchangeable for shares of capital stock or voting securities of Seller or (iii) options or other rights to acquire from Seller, or other obligation of Seller to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Seller.

(d)          All outstanding Seller Share have been issued in compliance with (i) all applicable securities Laws and other applicable Laws and (ii) all requirements set forth in applicable Contracts.

(e)          There are no outstanding rights or obligations of Seller to repurchase or redeem any of its securities. All securities that were reacquired by Seller were reacquired in compliance with all applicable Laws and all requirements set forth in applicable Contracts.

(f)          No Subsidiary of Seller has or is bound by any outstanding subscriptions, options, warrants, call rights, agreements, or commitments relating to the issuance, sale, delivery, voting, transfer or redemption by any such Subsidiaries (including any right of conversion or exchange under any outstanding security or other instrument) of the capital stock of any such Subsidiaries. There are no outstanding contractual obligations of any Subsidiary of Seller to repurchase, redeem or otherwise acquire any of its capital stock or other equity interests. All of the shares of capital of each of the Subsidiaries of Seller are validly issued, fully paid (to the extent required under the applicable governing documents) and non-assessable and are owned by Seller free and clear of any Encumbrances. Seller has not agreed and is not obligated to, directly or indirectly, make any future investment in, or capital contribution or advance to, any Person.

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Section 3.07    Title to Shares. There are no options, warrants, rights, convertible securities or other agreements or commitments (written or oral) obligating Seller to issue, or cause the issuance, transfer or sale of, any such Subject Shares.

Section 3.08    Disclosure. All information and materials provided or made available to Purchaser by or on behalf of the Seller with respect to itself or HoldCo in connection with the negotiation or execution of this Agreement are true and correct in all material aspects as of the date hereof and do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading in any material aspect.

Section 3.09    Financial Statements.

(a)          Seller does not have any liabilities or obligations (accrued, absolute, contingent or otherwise) that would be required under IFRS to be reflected on a consolidated balance sheet of Seller, other than liabilities or obligations(i) that were incurred in the ordinary course of business since its inception, or (ii) other undisclosed liabilities which would not, individually or in the aggregate, have a Seller Material Adverse Effect.

(b)          Seller maintains accurate books and records reflecting assets and liabilities and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to conform with IFRS as well as to permit preparation of Seller’s consolidated financial statements and to maintain accountability for its assets, and (iii) access to the assets of Seller is permitted only in accordance with management’s authorization. To the Knowledge of the Seller, Seller, on a consolidated basis, does not have any unremedied significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting.

Section 3.10    No Undisclosed Liabilities. No Seller Group Company has any Liabilities except (a) as incurred in the ordinary course of business since its inception (which are not and would not reasonably be expected to be materially adverse to any Seller Group Company), (b) for Liabilities arising from matters disclosed in Section 3.10 of the Disclosure Schedule, or (c) as incurred under this Agreement or in connection with the transactions contemplated hereby.

Section 3.11    Absence of Changes. Except as otherwise explicitly permitted by this Agreement, there has not been:

(a)          any event or condition of any kind or character that has had or would reasonably be expected to have a Seller Material Adverse Effect;

(b)          any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the share capital of Seller, or any redemption or repurchase of any Equity Securities of Seller;

(c)          any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of any Seller Group Company;

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(d)          any waiver, not in the ordinary course of business consistent with past practice, by any Seller Group Company of a material right or of a material debt owed to it;

(e)          any satisfaction or discharge of any Encumbrance or payment of any Liabilities by any Seller Group Company, except in the ordinary course of business consistent with past practice or in an amount individually or among related Liabilities below US$5,000,000;

(f)          any change or amendment to the Constitutional Documents, each as amended, of any Seller Group Company or material change to any material Contract or arrangement by which any Seller Group Company is bound or to which any of their respective material assets or properties is subject;

(g)          any material transaction entered into by any Seller Group Company other than in the ordinary course of business consistent with past practice;

(h)          the loss of the services of any key employee, or material change in the composition or duties of the executive officers of any Seller Group Company;

(i)           any issuance of (i) capital stock of any Seller Group Company, (ii) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating Seller to issue, deliver or sell any capital stock of any Seller Group Company or (iii) any notes, bonds or other debt security;

(j)          any sale, assignment, transfer, lease or other disposition, or agreement to sell, assign, transfer, lease or otherwise dispose of, any of the fixed assets of any Seller Group Company having a value, in any individual case, in excess of US$100,000 or any sale, transfer, assignment, abandonment, exclusive license or other transfer of any Seller Owned IP;

(k)          any acquisition (by merger, consolidation or other combination, or acquisition of stock or assets or otherwise) by any Seller Group Company of any corporation, partnership or other business organization, or any division thereof;

(l)          any material change in any method of financial accounting or financial accounting practice used by any Seller Group Company, other than such changes as are required by IFRS;

(m)         (i) any material Tax election (including any change in material Tax election), (ii) any adoption or change (or request to adopt or change) of any material method of Tax accounting, (iii) any entering into or amendment of (or request to enter into or amend) any agreement, settlement or compromise with respect to any material Tax liability, (iv) any filing or amendment of any income or other material Tax Return, (v) any surrender of any right to claim a refund, offset or other reduction of a material amount of Taxes, (vi) any consent to any extension or waiver of the statute of limitations for the assessment or collection of any Tax, or (vii) except in the ordinary course of business consistent with past practice, the acceleration or movement of any Tax deduction, attribute or benefit to the Pre-Closing Tax Period or the deferral of any Tax detriment or taxable income to the Post-Closing Tax Period;

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(n)          other than as required by applicable Law or the terms of any Seller Benefit Plan, (i) entry into or material amendment of any Seller Benefit Plan, (ii) a material increase, individually or in the aggregate, in the compensation or benefits (including annual base salary or annual bonus opportunity) of any employee, director or officer of any Seller Group Company, (iii) hiring any new employee or other service provider with an annual base salary in excess of US$1,000,000, (iv) the grant or provision of any severance or termination payments or benefits to any director, officer, employee or consultant of any Seller Group Company, (v) actions to accelerate the vesting or payment, or fund or in any other way secure the payment, compensation or benefits under any Seller Benefit Plan or (vi) entry into or amendment of any collective bargaining agreements;

(o)          any incurrence, creation or assumption of (i) any Encumbrance on any assets or properties (other than Permitted Encumbrances) of any Seller Group Company, (ii) any Liability of any Seller Group Company for borrowed money, or (iii) any Liability of any Seller Group Company as a guarantor or surety with respect to the obligations of others, except for any Encumbrance or Liability that is not exceeding US$1,000,000;

(p)          any deferral of the payment of any accounts payable other than in the ordinary course of business, or any discount, accommodation or other concession made other than in the ordinary course of business, in order to accelerate or induce the collection of any receivable;

(q)          any Action or, to the Knowledge of the Seller, investigation or audit, initiated against, or settled by, any Seller Group Company;

(r)          any capital expenditures or commitments for capital expenditures in excess of US$1,000,000 in the aggregate;

(s)          any other event or condition of any character that has had or could reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect; or

(t)          any agreement, other than this Agreement, to take any actions specified in this Section 3.11.

Section 3.12    Seller Group Company Contracts.

(a)          Except as disclosed in Section 3.12(a) of the Disclosure Schedule, no Seller Group Company is a party to or subject to any material Contract, arrangement or obligation which (i) contains covenants limiting, in any material respect, the freedom of any Seller Group Company to (A) compete with any Person in any line of business or in any area or territory or (B) freely set prices for its products, services or technologies (including most favored customer pricing provisions); (ii) is in connection with a material partnership or joint venture (but excluding content partner agreements entered into in the ordinary course of business); (iii) is a Contract with any Affiliates, officer or director of any Seller Group Company (other than employment arrangements, including stock option agreements, entered into in the ordinary course of business); (iv) (A) includes any grant of an Intellectual Property License, by any Seller Group Company to any other Person, that is material to the conduct of the Business; (B) obligates any Seller Group Company to grant an Intellectual Property License on preferential, or reasonable and non-discriminatory or any other terms to any other Person in connection with any Seller Group Company’s participation in the development, adoption or use of a standard or otherwise; or (C) includes any grant to any Seller Group Company of an Intellectual Property License that is material to the conduct of the Business by any other Person (other than, with respect to this clause (C) only, (1) licenses for Open Source Software and (2) Contracts that follow Seller’s standard form of Invention Assignment Agreement (as defined below), if applicable) or (v) is otherwise considered material to the Seller Group Companies, taken as a whole.

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(b)          (i) Each Seller Group Company Contract is in full force and effect and represents a binding obligation on each Seller Group Company that is a party thereto, (ii) neither any Seller Group Company nor, to the Knowledge of the Seller, any other party thereto, is in material breach or violation of, or material default under, or has committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a material default under the provisions of, any of the Seller Group Company Contracts, nor has any Seller Group Company received any written notice that it has materially breached, violated or defaulted under any of the Seller Group Company Contracts, and (iii) as of the date of this Agreement, no Seller Group Company has received any outstanding written notice of cancellation or termination in connection with any Seller Group Company Contract and neither any Seller Group Company nor, to the Knowledge of the Seller, any other party currently contemplates any termination, material amendment or change to any Seller Group Company Contract.

(c)          “Seller Group Company Contract(s)” shall refer to each and all material Contract(s), arrangement(s) or obligation(s) (i) that is disclosed in Section 3.12(a) of the Disclosure Schedule, (ii) Indebtedness, guarantees, loans, credit or financing agreements or instruments, other Contracts for money borrowed, including any agreements or commitments for future loans, credit or financing, any currency exchange, commodities or other hedging arrangement or a leasing transaction of a type required to be capitalized in accordance with IFRS; (iii) affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any Real Property involving individual annual payments in excess of US$1,000,000 and which are not terminable by the Seller Group Company which is a party thereto; (iv) requiring expenditures by any Seller Group Company after the date of this Agreement in an amount in excess of US$1,000,000 and which are not terminable by the Seller Group Company which is a party thereto without cause on 30 days’ prior written notice (or less), other than in connection with the Seller Group Company’s ordinary course of business; (v) that (A) provide for the creation or development (including joint development) by any Seller Group Company for any other Person, or for any Seller Group Company by any other Person, of any Technology or Intellectual Property Rights that is or would be material to the conduct of the Business; or (B) provide for the assignment or other transfer to any Seller Group Company from any other Person, or by any Seller Group Company to any other Person, of any ownership interest in any Technology or Intellectual Property Rights that is or are material to the conduct of the Business, excluding, in each case, Contracts that follow Seller’s standard form of Invention Assignment Agreement (as defined below; in the form made available to Purchaser); or (vi) pursuant to which any Seller Group Company has acquired a business or entity, or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise.

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Section 3.13    Compliance with Laws; Orders and Permits. Section 3.13 of the Disclosure Schedule sets forth all Permits that are necessary for each Seller Group Company to own or lease its properties and assets and conduct its business as currently conducted and as proposed to be conducted (the “Required Permits”). Each Seller Group Company has been and is in compliance in all material respects with all Laws and Governmental Orders to which such Seller Group Company is subject or by which such Seller Group Company’s assets or properties are bound. Each Seller Group Company owns, holds, possesses or lawfully uses in the operation of its business all the Required Permits, and all the Required Permits are in full force and effect and no cancellation or suspension of any Required Permit is pending or, to the Knowledge of Seller, threatened, except to the extent the failure to own, hold, possess or use the Required Permits would not, individually or in the aggregate, have a Seller Material Adverse Effect.

Section 3.14    Litigation.

(a)          There is no pending Proceeding, and to the Knowledge of the Seller, no Person has threatened to commence any Proceeding: (i) that involves any Seller Group Company or any of the assets owned or used by any Seller Group Company or any Person whose liability any Seller Group Company has or may have retained or assumed, either contractually or by operation of Law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement. To the Knowledge of the Seller, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that would reasonably be expected to, give rise to or serve as a basis for the commencement of any such Proceeding.

(b)          There is no order, writ, injunction, directive, restriction, judgment or decree to which any Seller Group Company, or any of the assets owned or used by any Seller Group Company, is subject or which restricts in any respect the ability of any Seller Group Company to conduct its business. To the Knowledge of the Seller, no director, officer or other employee of any Seller Group Company is subject to any order, writ, injunction, judgment or decree that prohibits such director, officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Business. No Seller Group Company nor any assets or properties or any Seller Group Company are subject to any settlement agreements or similar written agreements with any Governmental Authority relating to any Seller Group Company or any assets or properties or any Seller Group Company.

Section 3.15    Properties.

(a)          None of the Seller Group Companies holds ownership title in any real property.

(b)          None of the Seller Group Companies holds any leasehold interest in any real property.

(c)          None of the Seller Group Company owns any personal assets and properties with an original purchase price of US$1,000,000 or greater.

(d)          All machinery, vehicles, equipment and personal assets and properties used in the Business are in good condition, normal wear and tear excepted.

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Section 3.16    Intellectual Property.

(a)          As of the date of this Agreement, there is no Seller Registered IP, or any Marks currently used or proposed to be used by the Seller Group Companies and material to the Business but for which no registration has been sought.

(b)          Since its inception, no Seller Group Company has received any written notice from any third party (i) regarding any actual, alleged, or suspected infringement, misappropriation, misuse, dilution, violation, or unauthorized disclosure or other unauthorized use of any Intellectual Property Rights or Technology or any unfair competition or trade practices, (ii) inviting any Seller Group Company to take a license under any Intellectual Property Rights or consider the applicability of any Intellectual Property Rights to any Seller Services or the conduct of the Business or (iii) challenging the ownership, use, validity or enforceability of any Seller IP or Seller Technology.

(c)          To the Knowledge of the Seller, no Person has been or is infringing, misappropriating, misusing, diluting, disclosing without authorization, or otherwise violating any Seller IP. No Seller Group Company has violated, infringed or misappropriated in any material respect any Intellectual Property Rights of any other Person, nor has any Seller Group Company received any written notice alleging any of the foregoing.

(d)          Each Seller Group Company (i) has taken reasonable and appropriate measures that are, as a whole, not less protective and comprehensive than the measures that would be taken by reasonably prudent business persons operating in the industry of the Seller Group Companies, to protect the confidentiality of all Trade Secrets of each Seller Group Company and all Trade Secrets of any third Person with respect to which any Seller Group Company has a confidentiality obligation and (ii) has not disclosed any such Trade Secrets to any Person other than (x) an officer, director, employee or consultant of the Seller Group Companies and (y) pursuant to a written nondisclosure agreement with such Person.

(e)          Each Person who is or was an employee or independent contractor of any Seller Group Company and who has been, with respect to employees, involved in the creation or development of or, with respect to independent contractors, engaged to create or develop, any Intellectual Property Rights owned, used, held for use, or practiced by any Seller Group Company or Technology owned, used, held for use, or practiced by any Seller Group Company has signed an agreement that effectively and validly assigns to such Seller Group Company all of such Person’s rights (including a waiver of any moral rights) in such Intellectual Property Rights and Technology created or developed by such employee or independent contractor in the scope of his or her employment or engagement with such Seller Group Company (an “Invention Assignment Agreement”).

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(f)          The Seller Group Companies’ privacy statement addressing the collection, retention, use and distribution of Personal Information and other information of individuals visiting the websites and applications (including mobile and tablet applications) owned or operated by the Seller Group Companies (the “Privacy Notice”) is and has at all times been posted and accessible to such individuals. The Seller Group Companies have completely and accurately described in the Privacy Notice the Seller Group Companies’ use of cookies, web beacons and other online tracking technologies. Seller Group Companies in the operation of the Business (i) complies, and at all times has complied, with the Privacy Notice applicable to any given set of Personal Information or other information that is collected by or on behalf of the Seller Group Companies; (ii) complies, and at all times has complied, with all of each Seller Group Company’s contractual commitments to its customers, visitors or other end users of its websites and applications (including mobile and tablet applications) regarding the collection, retention, use, disclosure, disposal and security of Personal Information and other information of such customers, website visitors or other end users; (iii) complies, and at all times has complied, in all material respects with all applicable Laws and regulatory and self-regulatory guidelines, published interpretations by Governmental Authorities regarding the collection, retention, use, disclosure, disposal and security of Personal Information. Since its inception, no Seller Group Company has received any written claims, notices or complaints regarding any Seller Group Company’s information practices or the disclosure, retention, misuse or security of any Personal Information, or alleging a violation of any person’s privacy, personal or confidentiality rights under the Privacy Notice or otherwise by any person, any foreign bodies, or any other Governmental Authority. To the Knowledge of Seller, there has been no unauthorized access to Personal Information maintained by or on behalf of any Seller Group Company.

(g)          No use of Open Source Software, whether included, incorporated or embedded in, linked to, combined with or otherwise used by any Seller Group Company or in the provision of any Seller Technology or Seller Services, (i) has had the effect of requiring any Software owned or purported to be owned by any Seller Group Company or any portions thereof, modifications thereto or derivative works thereof, to be (A) disclosed or distributed in source code form to any third party (including making the source code publicly available), (B) licensed to third parties under terms that permit preparing derivative works, reverse engineering or redistributing such Software, (C) licensed or otherwise distributed to third parties at no charge (or at a nominal charge), (ii) has had the effect of requiring any Seller Group Company to grant any Intellectual Property License with respect to Patent Rights, in each case in the operation of the Business as currently conducted, or (iii) otherwise has had or would reasonably be expected to have an adverse effect on any Seller Group Company. Each Seller Group Company is in compliance with all terms and conditions of all relevant licenses (including all requirements relating to notices and making source code available to third parties) for all Open Source Software that (A) is or has been distributed (or is or has been required to be distributed) in connection with the provision of any Seller Services or (B) was or is incorporated in whole or in part into or otherwise forms any part of any Seller Technology or Seller Services.

(h)          All Software, information technology equipment, websites, content, e-commerce platforms, and software as a service used in the operation of the Business, including in the provision of any Computer Product, constitute the “IT Assets”. The IT Assets are adequate and sufficient (including with respect to working condition and capacity) for the operations of the Seller Group Companies in all material respects. The IT Assets are free from material defects, substantially conform to applicable specifications and samples and associated documentation, and have not materially malfunctioned or failed in a manner that has had a material adverse impact on any Seller Group Company during the six (6) months prior to the date of this Agreement and, to the Knowledge of Seller, there has been no unauthorized access to or use of any IT Assets (or any Software, information or data stored on any IT Assets). Each Seller Group Company has taken organizational, physical, administrative and technical measures (including firewall protections and regular virus scans) consistent with customary practices in the industry of the Seller Group Companies and its obligations to third Persons, to secure the IT Assets and protect them from unauthorized access, use or modification. Each Seller Group Company has implemented reasonable business continuity, and backup and disaster recovery technology, plans, procedures and facilities consistent with industry practices with respect to the IT Assets.

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Section 3.17    Insurance Coverage. None of Seller Group Company have any material policies of property, fire, liability, worker’s compensation, errors and omissions and other forms of insurance (other than title insurance).

Section 3.18    Licenses and Permits. The Seller Group Companies have, and at all times have had, all licenses, permits, qualifications, accreditations, approvals and authorizations of any Governmental Authority (collectively, the “Permits”), and have made all necessary filings required under applicable Law, necessary to service its accounts in accordance with applicable Laws and otherwise to conduct the Business in all material respects. No Seller Group Company has received any written notice or other written communication regarding any actual or possible violation of or failure to comply with any term or requirement of any Permit or any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Permit. Each such Permit has been validly issued or obtained and is, and after the consummation of the transactions contemplated by this Agreement will be, in full force and effect.

Section 3.19    Indebtedness. Section 3.19 of the Disclosure Schedule sets forth a true, correct and complete list of the material Indebtedness of each Seller Group Company, and the material terms thereof, as of the date of this Agreement. None of the Seller Group Companies is, immediately prior to this Agreement, or will be, at the time of the Closing after giving effect to the Closing, as applicable, in default in the payment of any material Indebtedness (except where waiver or consent thereof has been obtained).

Section 3.20    Tax Matters.

(a)          Each Seller Group Company (A) has timely filed all material Tax Returns required to be filed by it; (B) has timely paid all Taxes required to be paid by it for which payment was due (whether or not shown on any Tax Returns) and; (C) has established an adequate accrual or reserve for the payment of all material Taxes payable in respect of the periods or portions thereof that are not yet due and payable.

(b)          No deficiencies for any Tax have been claimed, proposed, assessed or, to the Knowledge of the Seller, threatened against any Seller Group Company in writing.

(c)          None of the Seller Group Companies has received from any Governmental Authority (including any sales or use tax authority) any (A) written notice indicating an intent to open a tax audit, (B) written request for information related to material Tax matters, or (C) written notice of deficiency of any amount of Tax proposed, asserted, or assessed by any governmental authority against any Seller Group Company. No Tax Return of any Seller Group Company is under audit by any Governmental Authority. No claim has ever been made by a Governmental Authority in a jurisdiction where any Seller Group Company does not file Tax Returns or pay any Taxes that any Seller Group Company is or may be required to file any such Tax Returns or pay any Taxes in that jurisdiction that has not been resolved.

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(d)          No Tax liens are currently in effect against any of the assets of any Seller Group Company other than liens for Taxes not yet due and payable. There is not in effect any waiver by any Seller Group Company of any statute of limitations with respect to any Taxes nor has any Seller Group Company agreed to any extension of time for filing any material Tax Return that has not been filed.

(e)          Each of the Seller Group Companies has complied with all applicable Law relating to the withholding of Taxes in all material aspects.

(f)          None of the Seller Group Companies has any Liability for another person (other than a Seller Group Company) as a result of being a member of a consolidated, combined, unitary or aggregate group of companies.

(g)          Any material preferential Tax treatment enjoyed by any Seller Group Company has been in compliance with all applicable Laws and will not be subject to any retroactive deduction or cancellation except as a result of retroactive effects of changes in the applicable Laws.

(h)          Each Seller Group Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, or stockholder of such Seller Group Company or other Person.

Section 3.21    Employees and Employee Benefit Matters.

(a)          The services provided by each employee and independent contractor of each Seller Group Company are terminable at the will of the applicable Seller Group Company. No executive or key employee of any Seller Group Company and no group of employees or independent contractors of any Seller Group Company has informed any Seller Group Company (whether orally or in writing) of any plan to terminate employment with or services for any Seller Group Company, and, to the Seller’s Knowledge, no such Person has any plans to terminate employment with or services for any Seller Group Company.

(b)          Seller has furnished or made available to Purchaser accurate and complete copies of (i) all documents constituting each Seller Benefit Plan (and written descriptions of all material terms of any plan that is not in writing), including all amendments thereto and all related trust documents and other funding arrangements, (ii) the most recent annual report (and all schedules and financial statements attached thereto), if any, required under applicable Laws in connection with each Seller Benefit Plan, (iii) if Seller Benefit Plan is funded, the most recent annual and periodic accounting of Seller Benefit Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under any applicable Laws with respect to each Seller Benefit Plan, (v) all material written Contracts relating to each Seller Benefit Plan to the extent currently effective, including administrative service agreements and group insurance contracts, (vi) the most recent determination or opinion letter from the relevant tax authorities relating to each Seller Benefit Plan, if any, and (vii) all material correspondence within the past three years to or from any Governmental Authority relating to any Seller Benefit Plan.

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(c)          Each Seller Benefit Plan has been established, maintained, operated, and administered in material compliance with its terms and any related documents or agreements and in material compliance with all applicable Laws, and contributions (including all employer contributions and employee salary reduction contributions), premiums or payments required to be made under the terms of any Seller Benefit Plan as of the date of this Agreement have been timely made. There have been no prohibited transactions or breaches of any of the duties imposed on any Seller Group Company with respect to Seller Benefit Plans that could result in any material liability or excise tax under applicable Laws being imposed on the Seller Group Companies. Each Seller Benefit Plan intended to be qualified under any applicable Laws has been determined by the relevant tax authorities to be so qualified, and each trust created thereunder has been determined by relevant tax authorities to be exempt from tax under applicable Laws and, to the Knowledge of the Seller, no event or omission has occurred which could reasonably be expected to cause any such Seller Benefit Plan to lose its qualification under the applicable Law. None of the Seller Group Companies have ever maintained or contributed to any Seller Benefits Plan providing or promising any health or other non-pension benefits to employees after their employment terminates.

(d)          No liability under applicable Laws has been incurred by any Seller Group Company that has not been satisfied in full, and, to the Seller’s Knowledge, no condition exists that could give rise to any such liability thereunder. Each Seller Group Company is, and during all applicable years (not to exceed three years preceding the Pre-closing and the Closing, as applicable) have been, in material compliance with the applicable tax Laws. No event has occurred which reasonably could be expected to result in a material violation of, or penalty or liability under, applicable Laws.

(e)          There is no pending or, to the Seller’s Knowledge, threatened, assessment, complaint, Proceeding, arbitration, litigation, or investigation of any kind in any court or government agency with respect to any Seller Benefit Plan (other than routine claims for benefits).

(f)          No Seller Benefit Plan is subject to the applicable Laws of any jurisdiction outside of Gibraltar or provides compensation or benefits to any employee or former employee of any Seller Group Company (or any dependent thereof) who resides outside of Korea.

(g)          No Seller Group Company is engaged in any unfair labor practice and there are no complaints against any Seller Group Company pending before any similar national, state or local labor agency by or on behalf of any employee of the Seller Group Companies. There are no representation questions, arbitration proceedings, labor strikes, slow-downs or stoppages, grievances or other labor disputes pending or, to the Seller’s Knowledge, threatened with respect to the employees of any Seller Group Companies, and, for the past five years from the date of this Agreement, no Seller Group Company has experienced any strike, work stoppage, lock-up, slow-down or other material labor dispute or any attempt by organized labor to cause any Seller Group Company to comply with or conform to demands of organized labor relating to its employees or recognize any union or collective bargaining units. Each of the Seller Group Companies have, for the past five years from the date of this Agreement, complied in all material respects with all Laws relating to employment, equal employment opportunity, nondiscrimination, employment and reemployment rights of members of the uniformed services, immigration, wages, hours, benefits, employee leaves, collective bargaining, the payment of social security and similar taxes, occupational safety and health and plant closings and layoffs.

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Section 3.22    Anti-Corruption Compliance. None of the Seller Group Companies, their respective directors, officers, and, to the Knowledge of the Seller, agents, employees or other Persons that act for or on behalf of any Seller Group Company, authorized or made, either directly or indirectly through any third party, any gift, offer, promise, or payment of anything of value: (a) to any Governmental Official (as defined below) with the intent or purpose of (i) influencing any act or decision of such Governmental Official in his or her official capacity, (ii) inducing such Governmental Official to do or omit to do any act in violation of the lawful duty of such Governmental Official, (iii) securing any improper advantage for any Seller Group Company, or (iv) inducing such Governmental Official to use his or her influence with a government or instrumentality thereof, political party or international organization to affect or influence any act or decision of such government or instrumentality, political party or international organization, in order to assist any Seller Group Company or in obtaining or retaining business for or with, or directing business to, any person, except to the extent that such conduct was expressly permitted by applicable Law; or (b) to any Person in violation of any Law against commercial or official bribery or corruption, including, but not limited to, the U.S. Foreign Corrupt Practices Act of 1977 (“FCPA”). As used in this Agreement, “Governmental Official” means (a) any employee or official of any government, including any employee or official of any entity owned or controlled by a government, (b) any employee or official of a political party, (c) any candidate for political office or his or her employee, or (d) any employee or official of an international organization. Each Seller Group Company has implemented policies and procedures to prevent and detect violations of the FCPA and any other Law against commercial or official bribery or corruption.

Section 3.23    Related Party Transactions. In the past three financial years preceding the date of this Agreement, none of the Affiliates, officers or directors of any Seller Group Company is presently a party to any transaction with any Seller Group Company (other than as holders of share options and for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any Affiliate, officer or director of any Seller Group Company. None of the Affiliates, officers or directors of any Seller Group Company directly or indirectly competes with, or has any interest in any Person that, directly or indirectly, competes with, any Seller Group Company.

Section 3.24    Status of Seller as Purchaser of the Purchaser Consideration Shares.

(a)          Seller is (i) not a “U.S. person” and is located outside the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act; (ii) aware that the issuance and sale of the Purchaser Consideration Shares is being made in reliance on Rule 903 promulgated under the Securities Act, and (iii) acquiring the Purchaser Consideration Shares for its own account and not with a view to, or the intention of, or for sale in connection with, any distribution thereof in violation of applicable securities Laws.

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(b)          Seller understands and agrees that the Purchaser Consideration Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Purchaser Consideration Shares will not be registered under the Securities Act and that such Securities may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available), (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 904 thereunder (if available), (iv) pursuant to an effective registration statement under the Securities Act or (v) to Purchaser or one of its Subsidiaries, in each of cases (i) through (v) in accordance with any applicable state and federal securities Laws, and that it will notify any subsequent purchaser of Securities from it of the resale restrictions referred to above, as applicable.

(c)          In addition to any other legend that may be required, each certificate for the Purchaser Consideration Shares to be issued to Seller pursuant to and subject to the terms and conditions of this Agreement shall bear a legend in substantially the following form (it being agreed that if the Purchaser Consideration Shares are not certificated, other appropriate restrictions shall be implemented to give effect to the following):

“THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR ENCUMBRANCE OR ANY OTHER ALIENATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDERS OF SUCH SHARES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SHARE PURCHASE AGREEMENT DATED AUGUST 30, 2018, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE REGISTERED HOLDER OF THIS CERTIFICATE TO THE COMPANY.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED: (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT AND ANY OTHER APPLICABLE SECURITIES LAWS; OR (II) UNLESS THE SECURITIES HAVE BEEN SOLD PURSUANT TO RULE 144 OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT.”

(d)          The Seller understands that Purchaser will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

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Article IV

Representations and Warranties of Purchaser

Except as otherwise disclosed in any SEC Filings, Purchaser hereby represents and warrants to the Seller that each of the representations and warranties contained in this Article IV is true, complete and not misleading as of the date of this Agreement, and each of such representations and warranties shall be true, complete and not misleading on and as of the Closing Date, with the same effect as if made on and as of the Closing Date (except for such representations and warranties that are made as of a specified date, which shall be true, complete and not misleading as of such date):

Section 4.01    Organization, Good Standing and Qualification. The Purchaser is duly organized, incorporated or formed, validly existing and in good standing (with respect to the jurisdictions that recognize the concept of good standing) under the Laws of the jurisdiction of its organization, incorporation or formation. Each Purchaser Group Company has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Each Purchaser Group Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary.

Section 4.02    Authorization; Enforceable Agreement. Purchaser has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Purchaser of this Agreement, and the authorization, issuance (or reservation for issuance) and delivery of the Purchase Consideration Shares have been duly authorized by all necessary action on the part of Purchaser and its Board. This Agreement, when executed and delivered, assuming due authorization, execution and delivery by Seller, constitutes and will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

Section 4.03    Non-contravention. The execution, delivery and performance by Purchaser of this Agreement, the consummation of the transactions contemplated hereby, the issuance and delivery of the Purchaser Consideration Shares hereunder will not (i) conflict with or violate any provision of any Purchaser Group Company’s Constitutional Documents, each as amended, (ii) conflict with or violate any applicable Law or any Governmental Order to which any Purchaser Group Company is subject or (iii) conflict with, result in any breach of or creation of an Encumbrance under, constitute a default (with or without notice or lapse of time, or both) under, require any notice or consent under, or give to others any rights of termination, acceleration or cancellation of, any Contract to which any Purchaser Group Company is a party or by which it is bound or to which any of its assets or properties are subject.

Section 4.04    Governmental Consents. No consent, approval, order, or authorization of or registration, qualification, declaration, or filing with, any Governmental Authority on the part of any Purchaser Group Company is required in connection with the issuance and delivery of the Purchaser Consideration Shares and the consummation by Purchaser of the transactions contemplated hereunder, other than: (i) the filing of any required notifications under applicable securities Laws, which filings will have occurred within the appropriate time periods; (ii) any application or notification to NASDAQ that is required in connection with the issuance and sale of the Purchaser Consideration Shares; (iii) any filings required by the Financial Industry Regulatory Authority; and (iv) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement.

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Section 4.05    Valid Issuances. The Purchaser Consideration Shares, when issued and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized and validly issued, fully paid and non-assessable, and will be free and clear of any Encumbrances and restrictions on transfer other than any restrictions or conditions on transfer under this Agreement, Purchaser’s Constitutional Documents, each as amended, and under applicable Laws.

Article V

Covenants and Additional Agreements of the Parties

Section 5.01    Conduct of Seller. From the date of this Agreement until the Closing, Seller shall, and shall cause each Seller Group Company to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all of its foreign, federal, state and local Permits, (iii) keep available the services of officers and key employees of the Seller Group Companies, (iv) maintain satisfactory relationships with the customers, lenders, suppliers of the Seller Group Companies and others having material business relationships with the Seller Group Companies. Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or pursuant to the written consent of Purchaser (which consent shall not be unreasonably withheld), the Seller shall, and cause each of the Seller Group Companies not to:

(a)          amend its certificate of incorporation, bylaws or other similar organizational documents (whether by merger, consolidation or otherwise);

(b)          declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Seller Shares or securities of any other Seller Group Company, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Seller Shares or securities of any other Seller Group Company;

(c)          (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Seller Shares or securities of any other Seller Group Company, or (ii) amend any term of any Seller Shares or the security of any other Seller Group Company (whether by merger, consolidation or otherwise) to provide for acceleration of vesting as a result of the transactions contemplated by this Agreement or a termination of employment or service related to the transactions contemplated by this Agreement;

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(d)          effect any material acquisitions (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, of any assets, securities, properties, interests or businesses;

(e)          commence, settle, or offer or propose to settle, (i) any Proceeding involving or against any Seller Group Company (other than any Proceeding involving a settlement of US$150,000 or less as its sole remedy), (ii) any stockholder litigation or dispute against any Seller Group Company or any of its officers or directors or (iii) any Proceeding that relates to the transactions contemplated hereby; or

(f)          agree, resolve or commit to do any of the foregoing.

Section 5.02    [Reserved].

Section 5.03    Access to Information.

(a)          Prior to the Closing Date, the HoldCo shall, shall cause each Seller Group Company to, upon the Seller’s receipt of reasonable prior notice, provide to the Purchaser financial or other information (including non-public information) regarding the business and operation of any Seller Group Company, including any information or statements as may be reasonably necessary for Purchaser (or any of its direct or indirect owners) to file any Tax Return or other filings required by Law. Prior to the Closing Date, at such times as may be agreed in advance with the HoldCo on behalf of Seller, representatives of the Purchaser may, during normal office hours, (a) visit and inspect any of the sites and premises where the business of any Seller Group Company is conducted and (b) have reasonable access to those officers, employees, agents, accountants, auditors, contractors and subcontractors of any Seller Group Company who have or may have knowledge of matters with respect to which the Purchaser reasonably seeks information. The Purchaser hereby acknowledges its obligations of confidentiality under Section 5.10 hereof.

(b)          Upon the Purchaser’s reasonable request, the HoldCo shall, and shall cause Seller to reasonably cooperate with the Purchaser, and provide the Purchaser with all information reasonably available to any Seller Group Company, to permit the Purchaser to (i) accurately prepare its Tax Returns and comply with any reporting requirements as a result of such determination; (ii) determine whether any Seller Group Company is or has been a “passive foreign investment company” for United States federal income tax purposes and to determine the consequences to Purchaser of such status; and (iii) make or cause to be made and maintain any and all United States federal income tax elections that may be advisable in the Purchaser’s reasonable discretion, to the extent related to the investment in Seller pursuant to this Agreement, including without limitation a “qualified electing fund” election under Section 1295 of the Code.

Section 5.04    Notices of Certain Events. The Warrantors shall promptly notify the Purchaser of the occurrence of any transaction or event or series of transactions or events if prior to the Closing, as applicable, as a consequence to which (A) any representation or warranty made by the Warrantors in this Agreement was, when made, or has subsequently become, untrue or inaccurate in any material respect, or (B) the Warrantors shall fail to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Warrantors pursuant to this Agreement or (C) the consummation of the transactions contemplated by this Agreement will be, or would reasonably be expected to be, prevented or materially delayed.

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Section 5.05    Commercially Reasonable Efforts.

(a)          For the purposes of Closing, (i) the Seller shall use commercially reasonable efforts to cause the conditions set forth in Section 6.01 and Section 6.02 to be satisfied, but subject to any waiver thereof, at Closing to be satisfied on a timely basis and, consistent with using such commercially reasonable efforts, if reasonably practicable, cause such conditions to be satisfied as soon as possible after the date hereof; and (ii) Purchaser shall use commercially reasonable efforts to cause the conditions set forth in Section 6.01 and Section 6.03 to be satisfied, but subject to any waiver thereof, at Closing to be satisfied on a timely basis and, consistent with using such commercially reasonable efforts, if reasonably practicable, cause such conditions to be satisfied as soon as possible after the date hereof.

(b)          As promptly as practicable after the execution of this Agreement, each Party to this Agreement (i) shall make all filings and give all notices reasonably required to be made and given by such Party in connection with the transactions contemplated by this Agreement and (ii) shall use all commercially reasonable efforts to obtain all Consents required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the transactions contemplated by this Agreement. Each Party shall, upon request of another Party and to the extent permitted by applicable Law or applicable Contracts, promptly deliver to such other party a copy of each such filing made, each such notice given and each such Consent obtained by it.

(c)          The Parties understand and agree that the commercially reasonable efforts of any party hereto shall not be deemed to include entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Authority in connection with the transactions contemplated hereby. Notwithstanding anything herein to the contrary, Purchaser shall not be required to contest or defend any objections or oppositions raised by any Governmental Authority relating to the matters contemplated by this Section 5.05, although it may, at its sole discretion, elect to do so.

Section 5.06    Corporate Existence, Assets, Insurance. The Seller shall cause each of Seller Group Companies to, (a) maintain its corporate existence, excluding creations of and mergers among Subsidiaries of Seller or the termination of existence of a Subsidiary which would not reasonably be expected to be material to Seller or any of its Subsidiaries, (b) maintain its material assets in good working order and condition, ordinary wear and tear excepted; and (c) maintain with financially sound and reputable insurance companies, insurance on all of its insurable assets in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business in the markets where Seller Group Companies conduct the Business.

Section 5.07    Compliance with Laws. The Seller shall comply, and cause each Seller Group Company to comply, in all material respects with all applicable Laws, ordinances, rules, regulations and requirements of any Governmental Authorities.

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Section 5.08    Anti-Corruption Compliance.

(a)          The Seller shall not, and shall cause each of Seller Group Company not to take any action or omit to take any action that would or would reasonably be expected to lead to, or otherwise cause or allow to occur, any event or occurrence that, if such event or occurrence occurred prior to or at Closing, as applicable, would constitute a breach of, or require disclosure against, the representations contained in Section 3.22.

(b)          The Seller shall, and shall cause each of the Seller Group Companies to, maintain its books and records in a manner that, in reasonable detail, accurately and fairly reflects the transactions and disposition of its assets in all material aspects.

Section 5.09    Public Disclosure. On the first Business Day following the date of this Agreement, the Purchaser may issue a press release and file a Current Report on Form 6-K describing the terms of the transactions contemplated hereunder in the form required by the Exchange Act (the “6-K Filing”), provided that the Seller shall be consulted by the Purchaser in connection with any such press release or other public disclosure prior to its release.

Section 5.10    Confidentiality. Each Party shall hold, and will cause its respective Affiliates and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval or unless disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party furnished to it by such other Party or its Representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such Party on a non-confidential basis, (b) in the public domain through no fault of such Party or (c) later lawfully acquired from other sources on a non-confidential basis by the Party to which it was furnished), and no Party shall release or disclose such Information to any other person, except its Affiliates, officers, directors, employees, partners, members, auditors, attorneys, financial advisors, and other consultants and advisors. Without limiting the generality of the foregoing, the following shall not constitute a breach of the confidentiality obligation under this Section 5.10 by the Purchaser: (i) the issue of the 6-K Filing pursuant to Section 5.09 and (ii) the filing of, and the disclosure of the material terms of, this Agreement in the reports, schedules, forms, statements and other documents required to be filed with or furnished to the SEC under the Securities Act or the Exchange Act, provided that the Seller shall be consulted by the Purchaser in connection with any such public disclosure prior to its release.

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Section 5.11    Lock-up. Each of the Seller and the Purchaser hereby agrees that, notwithstanding any other provisions to the contrary herein, without the prior written consent of the Purchaser or the Seller, as applicable, it will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the Purchaser Consideration Shares (with respect to the Seller) or the Subject Shares (with respect to the Purchaser) or any other securities so owned convertible into or exercisable or exchangeable for any of the Purchaser Consideration Shares (with respect to the Seller) or the Subject Shares (with respect to the Purchaser), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Purchaser Consideration Shares (with respect to the Seller) or the Subject Shares (with respect to the Purchaser) during the period commencing on the Closing Date and expiring on the date of all the following conditions are met(the “Lock-up Period”): (i) Seller commences its operations of Business by December 31, 2018; for the avoidance of doubt, Seller shall be deemed to have commenced its operations as long as the mobile application of Seller platform is made available for download and use on any mobile application platforms; and (ii) the unaudited net income after tax of the Seller on a consolidated basis during the period from April 1, 2019 to March 31, 2020 is no less than US$30,000,000 ((i) and (ii) collectively “Profit Targets”). The Purchaser Consideration Shares or the Subject Shares, which are subject to the lock-up under this Section 5.11, may be released at any time prior to the expiration of the Lock-up Period if there is a written consent of the Purchaser or the Seller, as applicable, for the release of such shares. After the Lock-up Period and upon the request of the Seller, the Purchase shall use its best efforts to facilitate the conversion of the Purchaser Consideration Shares into ADSs in accordance with ADS conversion procedures of the Depositary.

Section 5.12    Tag-along Rights.

(a)          Participation. Upon Closing and until such time that the Purchaser continues to hold any of the Subject Shares, if at any time the HoldCo proposes to sell any Seller Shares that it owns to an Independent Third Party (the “Proposed Transferee”) in a private transaction or to the public, Purchaser shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 5.12.

(b)          Sale Notice. Prior to the consummation of the sale described in Section 5.12(a), the HoldCo shall deliver to Seller and the Purchaser a written notice (a “Sale Notice”) of the proposed sale no more than three (3) Business Days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-along Sale and, in any event, no later than twenty (20) Business Days prior to the closing date of the Tag-along Sale. The Tag-along Notice shall make reference to the Purchaser’s rights hereunder and shall describe in reasonable detail:

(i)           the number of Seller Shares to be sold by the HoldCo;

(ii)          if the Tag-along Sale is a private transaction, the name of the Proposed Transferee, or, if the Tag-along Sale is a public offering, the name of the public stock exchange on which Seller Shares are proposed to be listed and the name(s) of underwriting firm(s) (if any);

(iii)         the per share purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(iv)         the proposed date, time and location of the closing of the Tag-along Sale; and

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(v)          a copy of any form of agreement proposed to be executed in connection therewith.

(c)          Shares to be Sold.

(i)           The Purchaser shall exercise its right to participate in the Tag-along Sale by delivering to the Seller a written notice (a “Tag-along Notice”) stating its election to do so and specifying the number of Subject Shares to be sold by it no later than five (5) Business Days after receipt of the Sale Notice (the “Tag-along Period”). The offer of such number of Subject Shares by the Purchaser as set forth in the Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, the Purchaser shall be bound and obligated to sell in the Tag-along Sale on the terms and conditions set forth in this Section 5.12. The Purchaser shall have the right to sell in the Tag-along Sale such number of Subject Shares equal to the product obtained by multiplying (x) the number of Subject Shares held by the Purchaser as of the date of Tag-along Notice by (y) a fraction equal to (A) the number of Seller Shares proposed to be sold or transferred by Seller to the Proposed Transferee or the public, divided by (B) the number of Seller Shares then owned by HoldCo.

(ii)          The HoldCo shall use its commercially reasonable efforts to include in the proposed sale to the Proposed Transferee or to the public such number of the Subject Shares that Purchaser has requested to have included pursuant to the Tag-along Notice, it being understood that the Proposed Transferee or the public shall not be required to purchase Seller Shares in excess of the number set forth in the Sale Notice. In the event the Proposed Transferee or the public elects to purchase less than all of the Subject Shares sought to be sold by Purchaser, the number of Seller Shares to be sold to the Proposed Transferee or the public by HoldCo and Purchaser shall be reduced so that each of the Seller and the Purchaser is entitled to sell its Pro Rata Portion of the number of Seller Shares the Proposed Transferee or the public elects to purchase (which in no event may be less than the number of Seller Shares set forth in the Sale Notice). If the Tag-along Sale is a public offering in which Seller applies to have Seller Shares traded on any public stock exchange, the HoldCo shall, and shall cause Seller to include in such application and any registration or filings required under applicable Laws such number of Subject Shares that shall be sold by Purchaser pursuant to this Section 5.12, and shall take such other action as is necessary to cause such Subject Shares to be listed or quoted on such public stock exchange as promptly as possible.

(iii)         If the Purchaser does not deliver a Tag-along Notice in compliance with clause (i) above, it shall be deemed to have waived all of such tag-along rights to participate in such sale, and HoldCo shall (subject to the rights of any other stockholders of Seller) thereafter be free to sell to the Proposed Transferee or the public its Seller Shares at a per share price that is no greater than the per share price set forth in the Sale Notice and on other same terms and conditions which are not materially more favorable to HoldCo than those set forth in the Sale Notice, without any further obligation to Purchaser.

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(d)          Consideration. If the Purchaser participates in the Tag-along Sale pursuant to this Section 5.12, it shall receive the same consideration per share after deduction of its proportionate share of the related expenses in accordance with Section 5.12(f).

(e)          Conditions of Sale. The Purchaser shall make or provide the same representations, warranties, covenants, indemnities and agreements as the HoldCo makes or provides in connection with the Tag-along Sale (except that in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the HoldCo, the Purchaser shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, that all representations, warranties, covenants and indemnities shall be made by the HoldCo and the Purchaser severally and not jointly.

(f)          Expenses. The fees and expenses of the HoldCo incurred in connection with the Tag-along Sale and for the benefit of the Purchaser (it being understood that costs incurred by or on behalf of the Seller for its sole benefit will not be considered to be for the benefit of the Purchaser), to the extent not paid or reimbursed by Seller, the Proposed Transferee, the underwriting firm(s) involved in the public offering (if any) or any third party, shall be shared by the HoldCo and the Purchaser on a pro rata basis, based on the consideration received by each of them; provided, that the Purchaser shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Tag-along Sale consummated pursuant to this Section 5.12.

(g)          Cooperation. The Purchaser shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the HoldCo.

(h)          Deadline for Completion of Sale. The HoldCo shall have ninety (90) Business Days following the expiration of the Tag-along Period in which to sell the Seller Shares described in the Sale Notice, on terms not more favorable to the HoldCo than those set forth in the Sale Notice, unless the Purchaser otherwise agrees in writing to extend such deadline for completion of the sale. If at the end of such period the HoldCo has not completed such sale, the HoldCo may not then effect a sale of Seller Shares without again fully complying with the provisions of this Section 5.12.

(i)           Sales in Violation of the Tag-along Right. If the HoldCo sells or otherwise transfers to the Proposed Transferee or the public any of its Seller Shares in breach of this Section 5.12, then the Purchaser shall have the right to sell to HoldCo, and HoldCo undertakes to purchase from Purchaser, the number of Seller Shares that Purchaser would have had the right to sell to the Proposed Transferee or the public pursuant to this Section 5.12, for a per share amount and form of consideration and upon the term and conditions on which the Proposed Transferee or the public bought such Seller Shares from HoldCo, but without indemnity being granted by Purchaser to HoldCo; provided, that nothing contained in this Section 5.12 shall preclude Purchaser from seeking alternative remedies against Seller as a result of its breach of this Section 5.12. HoldCo shall also reimburse Purchaser for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of Purchaser’s rights under this Section 5.12(i).

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Section 5.13    Non-compete Undertaking. Upon Closing and until the first date upon which Purchaser ceases to own any Subject Shares, the HoldCo shall not, and shall cause each of the Affiliates of the HoldCo not to, other than through the Seller Group Companies, directly or indirectly, sell or otherwise provide to any third party any product or service or otherwise engage or invest in any business that is of the same nature as the Business, whether as a principal or for its own account, or as a shareholder or other equity owner in any Person (other than Seller).

Section 5.14    Repurchase and Cancellation.

(a)           In the event that Seller fails to meet the Profit Targets, the Purchaser is entitled and may elect to repurchase all of the Purchaser Consideration Shares from the Seller or its assignees at the sole consideration of Subject Shares (“Cancellation Option of The9”), and the Seller is entitled and may elect to repurchase all of the Subject Shares from the Purchaser or its assignees at the sole consideration of Purchaser Consideration Shares (“Cancellation Option of Seller”, together with the Cancellation Option of The9, the “Cancellation Option”). The Cancellation Option shall only be exercised by the delivery of a written notice from the party exercising the Cancellation Option to the other party (the “Cancellation Option Notice”) specifying the (i) exercise of the Cancellation Option and (ii) the proposed delivery date of, with respect to Cancellation Option of The9, the Purchaser Consideration Shares, or with respect to Cancellation Option of Seller, the Subject Shares, which shall be at least fifteen (15) days from the date of the Cancellation Option Notice (the “Cancellation Option Closing Date”). On Cancellation Option Closing Date, The Purchaser shall cause the delivery of Subject Shares and the Seller shall cause the delivery of Cancellation Option Shares. Upon the closing of the Cancellation Option, this agreement shall be deemed terminated.

(b)          In the event that The9 fails to maintain its listing status on Nasdaq Global Market, The9 shall immediately notify the Seller and Seller in writing. Upon the foregoing written notice, the Seller is entitled and may elect to repurchase all of the Subject Shares (“Seller Cancellation Option Shares”) from the Purchaser or its assignees at the sole consideration of Purchaser Consideration Shares (“Seller Cancellation Option”). The Seller Cancellation Option shall only be exercised by the delivery of a written notice from the Seller to The9 (the “Seller Cancellation Option Notice”) specifying the (i) exercise of the Seller Cancellation Option and (ii) the proposed delivery date of the Seller Cancellation Option Shares which shall be at least fifteen (15) days from the date of the Seller Cancellation Option Notice (the “Seller Cancellation Option Closing Date”). On Cancellation Option Closing Date, The Purchaser shall cause the delivery of Subject Shares and the Seller shall cause the delivery of Seller Cancellation Option Shares. Upon the closing of the Seller Cancellation Option, this agreement shall be deemed terminated.

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Article VI

Conditions to Pre-closing and Closing

Section 6.01    Conditions to the Obligations of Each Party. The obligations of the Parties to consummate the transactions at Closing contemplated by this Agreement are subject to the satisfaction of this Section 6.01:

(a)          Governmental Approvals. All notices to, filings with and Consents of Governmental Authorities required to be made or obtained under any applicable Law in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been made or obtained and be in full force and effect.

(b)          No Injunction. No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Authority of competent jurisdiction shall be in effect which prevents the consummation of the transactions contemplated by this Agreement on the terms contemplated herein, and no applicable Law shall have been enacted or be deemed applicable to the transactions contemplated by this Agreement that makes consummation of the transactions contemplated by this Agreement illegal.

(c)          No Litigation. There shall not be pending or overtly threatened by or before any Governmental Authority any Proceeding that (i) seeks to prevent the consummation of the transactions contemplated by this Agreement on the terms contemplated herein, or (ii) seeks the award of Damages (in an amount material to either the Purchaser or Seller Group Companies taken as a whole) payable by, or any other remedy against, the Purchaser or any Seller Group Company if the transactions contemplated by this Agreement are consummated.

Section 6.02    Conditions to the Obligations of Purchaser. The obligations of the Purchaser to consummate the transactions at Closing contemplated by this Agreement are subject to the satisfaction of the following further conditions:

(a)          Representations and Warranties. Each of the representations and warranties of the Seller in this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” set forth therein) as of Closing, except for such representations and warranties made as of a specific date, which shall be true and correct as of such date.

(b)          Performance. The Seller shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing.

(c)          Corporate Approvals. The Seller shall (i) have duly attended to and carried out all corporate procedures that are required under the Laws of its place of incorporation or establishment to effect its execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (ii) have provided a copy of all resolutions and documentation evidencing authorization by the HoldCo’s and Seller’s respective Board of this Agreement and the transactions contemplated hereby, and the execution, delivery and performance of this Agreement (where applicable), certified by a duly authorized director of Seller or secretary to be true, complete and correct copies thereof;

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(d)          Consents. All Consents required to be obtained by the HoldCo or Seller (including, but not limited to, any Consent required to be obtained from any Governmental Authority) in connection with the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to the Purchaser and shall be in full force and effect, except in the case where the failure to obtain any such Consents has not had and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect;

(e)          No Seller Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Seller Material Adverse Effect;

(f)          Qualification under Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable securities Laws shall have been obtained for the lawful execution, delivery and performance of this Agreement including, without limitation, the offer and sale of the Subject Shares;

(g)          Orders. There shall be no Governmental Authority that has

(i)           instituted or to the Knowledge of the Seller, threatened any action or investigation to restrain, prohibit or otherwise challenge any transaction contemplated under this Agreement;

(ii)          to the Knowledge of the Seller, threatened to take any action as a result of or in anticipation of transactions contemplated under this Agreement; or

(iii)         proposed, enacted, issued, promulgated, enforced or entered any Law or Governmental Order (whether temporary, preliminary or permanent) which would prohibit, restrict or delay the (A) the transactions contemplated by this Agreement, (B) the operation of any or all of the Seller Group Companies after the date hereof, including to compel Seller or any of its Subsidiaries to dispose of all or a material portion of the business or assets of Seller or any of its Subsidiaries as a result of the consummation of such transactions.

(h)          Closing Deliverables. The Purchaser shall have received each of the agreements and documents required by this Agreement to be delivered by the Seller at Closing, as applicable, as specified in Section 2.02(a), each of which shall be in full force and effect.

(i)           Each of the shareholders of the Seller has waived its right of first refusal to acquire the Subject Shares which the Seller proposes to issue hereunder and the Seller shall deliver to the Purchaser documents evidencing such waiver.

Section 6.03    Conditions to the Obligations of Seller. The obligations of the Seller to consummate the transactions at Closing contemplated by this Agreement are subject to the satisfaction of all the following further conditions.

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(a)          Representations and Warranties. Each of the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” set forth therein) as of Closing, as applicable, except for such representations and warranties made as of a specific date, which shall be true and correct as of such date.

(b)          Performance. The Purchaser shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement that are required to be performed or complied with by it at or prior to Closing, as applicable.

(c)          Corporate Authority. The Purchaser shall have duly attended to and carried out all corporate procedures that are required under the Laws of its place of incorporation or establishment to effect its execution, delivery and performance of this Agreement to which it is as a party, and the transactions contemplated hereby.

(d)          Consents. All Consents required to be obtained by the Purchaser (including, but not limited to, any Consent required to be obtained from any Governmental Authority) in connection with the transactions contemplated by this Agreement, including, but not limited to, the approval of the issuance of the Purchaser Consideration Shares, shall have been obtained in form and substance reasonably satisfactory to the Seller and shall be in full force and effect, except where the failure to obtain any such Consents has not had and would not reasonably be expected to have, individually or in the aggregate, a Purchaser Material Adverse Effect.

(e)          No Purchaser Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Purchaser Material Adverse Effect.

(f)          Closing Deliverables. The Seller shall have received each of the agreements and documents required by this Agreement to be delivered by the Purchaser at Closing, as applicable, as specified in Section 2.02(b), each of which shall be in full force and effect.

Article VII

Indemnification

Section 7.01    Survival of Representations and Warranties.

(a)          The representations and warranties of Warrantors contained in this Agreement shall survive the Closing until twelve (12) months after the Closing; provided, however, that Seller Fundamental Reps shall survive indefinitely. The covenants and agreements of each Warrantor set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms. Neither the period of survival nor the liability of any Warrantor with respect to Warrantors ’s representations, warranties, covenants and agreements shall be reduced by any investigation made at any time by or on behalf of the Purchaser. If written notice of a claim setting forth reasonable details as to the basis of the claim has been given prior to the expiration of the applicable representations and warranties or prior to the discharge of the applicable covenant or agreement by the Purchaser to any of the Warrantors, then the relevant representations, warranties, covenants and agreements shall survive as to such claim, until such claim has been finally resolved.

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(b)          The representations and warranties of the Purchaser contained in this Agreement shall survive the Closing until twelve (12) months after the Closing; provided, however, that Purchaser Fundamental Reps shall survive indefinitely. The covenants and agreements of the Purchaser set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms. Neither the period of survival nor the liability of the Purchaser with respect to Purchaser’ representations, warranties, covenants and agreements shall be reduced by any investigation made at any time by or on behalf of the Seller. If written notice of a claim setting forth reasonable details as to the basis of the claim has been given prior to the expiration of the applicable representations and warranties or prior to the discharge of the applicable covenants or agreement by the Seller to the Purchaser, then the relevant representations, warranties, covenants and agreements shall survive as to such claim, until such claim has been finally resolved.

(c)          Notwithstanding the expiration dates set forth in Sections 7.01(a) and 7.01(b), all representations and warranties made by each Party in this Agreement shall survive indefinitely in the event of fraud or willful or intentional misrepresentation by such Party.

Section 7.02    Indemnification by Warrantors. Following the Closing, the Warrantors hereof jointly and severally undertake to fully indemnify and hold harmless each of the Purchaser and its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each an “Purchaser Indemnified Party”) for and against any and all Liabilities, losses, Damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) (each, a “Loss”) actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them), arising out of or resulting from:

(a)          the failure of any representation or warranty made by any of the Warrantors under this Agreement to be true and accurate when made; or

(b)          the breach or violation of, or failure to perform or fulfill, any covenant or agreement by any of the Warrantors contained in this Agreement.

Section 7.03    Limits on Indemnification by Warrantor. Notwithstanding anything to the contrary contained in this Agreement:

(a)          the Warrantors shall not be liable for any claim for indemnification pursuant to Section 7.02(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Seller Fundamental Reps, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Warrantors in aggregate equals or exceeds US$1,000,000, whereupon the Purchaser Indemnified Party shall be entitled to indemnification for the full amount of such Losses; and

(b)          the maximum amount of indemnifiable Losses which may be recovered by the Purchaser Indemnified Parties from the Warrantors arising out of or resulting from the causes set forth in Section 7.02(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Seller Fundamental Reps, shall be an amount equal to US$1,000,000.

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Section 7.04    Indemnification by Purchaser. Following the Closing, the Purchaser shall indemnify and hold harmless Warrantors and its Affiliates and its officers, directors, employees, agents, successors and assigns (each a “Warrantor Indemnified Party”), for and against any and all Losses actually suffered or incurred by them (including any Action brought or otherwise initiated by any of them), arising out of or resulting from:

(a)          the failure of any representation or warranty made by the Purchaser under this Agreement to be true and accurate when made; or

(b)          the breach or violation of, or failure to perform or fulfill, any covenant or agreement by Purchaser contained in this Agreement.

Section 7.05    Limits on Indemnification by Purchaser. Notwithstanding anything to the contrary contained in this Agreement:

(a)          the Purchaser shall not be liable for any claim for indemnification pursuant to Section 7.04(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Purchaser Fundamental Reps, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Parties equals or exceeds US$1,000,000, whereupon the Warrantor Indemnified Party shall be entitled to indemnification for the full amount of such Losses; and

(b)          the maximum amount of indemnifiable Losses which may be recovered by Warrantor Indemnified Parties from the Purchaser arising out of or resulting from the causes set forth in Section 7.04(a), other than any claim arising from fraud, willful misconduct or intentional misrepresentation or arising out of the breach of any Purchaser Fundamental Reps, shall be an amount equal to US$1,000,000.

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Section 7.06    Third-Party Claims. If a Purchaser Indemnified Party or a Warrantor Indemnified Party (each, an “Indemnified Party”) shall receive notice of any Action, audit, demand or assessment (each, a “Third-Party Claim”) against it or which may give rise to a claim for Loss under this Article VII, within thirty (30) calendar days of the receipt of such notice, the Indemnified Party shall give the Indemnifying Party or Indemnifying Parties, as the case may be, notice of such Third-Party Claim; provided, however, that the failure to provide such notice shall not release any Indemnifying Party from any of its obligations under this Article VII except to the extent that such Indemnifying Party is materially prejudiced by such failure and shall not relieve such Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article VII. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party or Indemnified Parties hereunder against any Losses that may result from such Third-Party Claim, then such Indemnifying Party or Indemnifying Parties, as the case may be, shall be entitled to assume and control the defense of such Third-Party Claim at its or their expense and through counsel of its or their choice if it or they give notice of such intention to do so to the Indemnified Party or Indemnified Parties, as the case may be, within fourteen (14) calendar days of the receipt of notice from any Indemnified Party of such Third-Party Claim; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party or Indemnified Parties in its or their sole and absolute discretion for the same counsel to represent both the Indemnified Party or Indemnified Parties and the Indemnifying Party or Indemnifying Parties, then the Indemnified Party or Indemnified Parties shall be entitled to retain its or their own counsel in each jurisdiction for which the Indemnified Party determines counsel is required, at the expense of the Indemnifying Party or Indemnifying Parties. In the event that the Indemnifying Party or Indemnifying Parties exercise the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnified Party or Indemnified Parties shall cooperate with the Indemnifying Party or Indemnifying Parties in such defense and make available to any Indemnifying Party, at such Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by such Indemnifying Party. Similarly, in the event any Indemnified Party is, directly or indirectly, conducting the defense against any such Third-Party Claim, such Indemnifying Party shall cooperate with the Indemnified Party or Indemnified Parties in such defense and make available to any Indemnified Party, at such Indemnifying Party’s or Indemnifying Parties’ expense, all such witnesses, records, materials and information in such Indemnifying Party’s possession or under such Indemnifying Party’s control relating thereto as is reasonably required by any Indemnified Party. No Third-Party Claim may be settled (i) by any Indemnified Party without the prior written consent of the Indemnifying Party or Indemnifying Parties (which shall not be unreasonably withheld or delayed) if the Indemnifying Party or Indemnifying Parties acknowledge in writing its or their obligation to indemnify such Indemnified Party hereunder against any Losses that may result from such Third-Party Claim or (ii) by any Indemnifying Party without the prior written consent of the Indemnified Party or Indemnified Parties, except, in the case of (ii) only, where settlement of such Third-Party Claim (A) includes an unconditional release of the Indemnified Party or Indemnified Parties from all liability arising out of such Action, audit, demand or assessment and (B) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

Section 7.07    Exclusive Remedy. Following the Closing, indemnification as set forth in this Article VII shall be the exclusive remedy available to the Seller and the Warrantors with respect to any breaches of any representations and warranties, covenants or agreement by the other Parties in this Agreement, except in each case pursuant to Section 9.02 or in the case of fraud or willful or intentional misconduct by the other Parties (which remedies shall, for the avoidance of doubt, be in addition to the remedies set forth in this Article VII).

Article VIII

Termination

Section 8.01    Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a)          by written agreement of the Parties;

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(b)          by Seller or Purchaser if an injunction, restraining order or decree of any nature of any Governmental Authority of competent jurisdiction is issued that prohibits the consummation of the transactions contemplated hereby due to reasons other than a fault of such Party;

(c)          by the Purchaser (i) if any one of the Warrantors shall have breached, in any material respect, any of its representations, warranties, covenants or other obligations under this Agreement and such breach shall be incapable of cure or has not been cured within fourteen (14) days following the giving of written notice of such breach to the breaching Party, (ii) if there shall have occurred a Seller Material Adverse Effect;

(d)          by the Seller (i) if the Purchaser shall have breached, in any material respect, any of its representations, warranties, covenants or other obligations under this Agreement and such breach shall be incapable of cure or has not been cured within fourteen (14) days following the giving of written notice of such breach to the breaching Party, (ii) if there shall have occurred a Purchaser Material Adverse Effect.

The Party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a notice of such termination to the other Party setting forth a brief description of the basis on which such Party is terminating this Agreement.

Section 8.02    Effect of Termination. If this Agreement is terminated pursuant to Section 8.01, this Agreement shall become void and of no effect without liability of any Party (or any Representative of such Party) to the other party hereto; provided that: (a) no Party shall be relieved of any obligation or liability arising from any prior breach by such Party of any provision of this Agreement; and (b) the Parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 5.09, Section 5.10, Article VII, this Section 8.02, Section 9.02, Section 9.07 and Section 9.09, which shall survive any termination of this Agreement.

Article IX

Miscellaneous

Section 9.01    Notices. All notices, requests and other communications required or permitted under, or otherwise made in connection with, this Agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) upon confirmation of receipt when transmitted by facsimile transmission, (c) upon receipt after dispatch by registered or certified mail, postage prepaid or (d) on the next Business Day if transmitted by national overnight courier (with confirmation of delivery), in each case, addressed as follows:

if to the HoldCo and Seller, to:

Raymond Yip

Address: Unit 1005, 10/F, Tower A, New Mandarin Plaza, 14 Science

Museum Road, Tsim Sha Tsui, Hong Kong

e-mail:

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if to The9 and The9 Sub, to:

The9 Limited

Building No. 3, 690 Bibo Road

Zhang Jiang Hi-Tech Park

Pudong New Area, Pudong

Shanghai 201203

People’s Republic of China

Attention: George Lai

Facsimile No.: +86-21-5172-9903

or to such other address or facsimile number as such Party may hereafter specify for the purpose by notice to the other Parties.

Section 9.02    Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions of this Agreement in addition to any other remedy to which they are entitled to at law or in equity, in each case without the requirement of posting any bond or other type of security.

Section 9.03    Amendments and Waivers.

(a)          Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective.

(b)          No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 9.04    Fees and Expenses. Except as otherwise provided herein, each Party shall pay all of its own fees and expenses (including attorneys’ fees) incurred in connection with this Agreement and the transactions contemplated hereby, except that the Seller, on the one hand, and the Purchaser, on the other hand, shall each pay one-half of any reasonable out-of-pocket expenses payable in connection with the sales, use, transfer, stamp duty or similar taxes payable in connection with the conveyance, transfer and assignment of the Subject Shares and the Purchaser Consideration Shares.

Section 9.05    Disclosure Schedule References. The Parties agree that any reference in a particular Section of the Disclosure Schedule shall be deemed to be an exception to, but only to, (or, as applicable, a disclosure for purposes of) (i) the representations and warranties (or covenants, as applicable) of the relevant Party that are contained in the corresponding Section of this Agreement and (ii) any other representations and warranties of such Party that is contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties would be readily apparent to an individual who has read that reference and such representations and warranties.

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Section 9.06    Binding Effect; Benefit; Assignment.

(a)          The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Except with respect to Article VII, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties hereto and their respective successors and assigns.

(b)          No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. Any assignment in violation of this Section 9.06(b) shall be null and void.

Section 9.07    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of Hong Kong. Nothing in this Agreement shall affect the right to serve process in any manner permitted by Law.

Section 9.08    Consultation. Any dispute, controversy or claim (each, a “Dispute”) arising out of or in connection with or relating to this Agreement, or the breach, termination or invalidity hereof (including the validity, scope and enforceability of the arbitration provision set forth in Section 9.09) shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered notice to the other party to the Dispute requesting such consultation.

Section 9.09    Arbitration.

(a)          If the Dispute is not resolved within 30 days following the date on which a notice for consultation is given or upon the notice of any party to the Dispute notifying that such consultation has failed, the Dispute shall be finally resolved by arbitration administered by the Hong Kong International Arbitration Centre under the UNCITRAL Arbitration Rules (the “Rules”) as are in force at the time of any such arbitration and as may be amended by the rest of this Section 9.09. For the purpose of such arbitration, there shall be three arbitrators to form an arbitration board (“Arbitration Board”). One arbitrator shall be appointed by Purchaser and one shall be appointed by Seller. All selections shall be made within 30 days after the selecting party gives or receives the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Hong Kong International Arbitration Centre shall select the third arbitrator. If any arbitrator to be appointed by a party has not been appointed and consented to participate within 30 days after the selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Hong Kong International Arbitration Centre.

(b)          The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre. All arbitration proceedings shall be conducted in English. The arbitrators shall decide any such Dispute or claim strictly in accordance with the governing law specified in Section 9.07. Judgment upon any arbitral award rendered hereunder may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

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(c)          The Parties shall facilitate the arbitration by (i) cooperating in good faith to expedite (to the maximum extent practicable) the conduct of the arbitration, (ii) making available to one another and to the Arbitration Board for inspection and extraction all documents, books, records, and personnel under their control or under the control of a Person controlling or controlled by such Party if determined by the Arbitration Board to be relevant to the Dispute, (iii) conducting arbitration hearings to the greatest extent possible on successive business days and (iv) using their best efforts to observe the time periods established by the Rules or by the Arbitration Board for the submission of evidence and briefs.

(d)          The costs and expenses of the arbitration, including the fees of the arbitration, including the fees of the Arbitration Board, shall be borne by the losing party to the Dispute or claim, and each Party shall pay its own fees, disbursements and other charges of its counsel; provided that the Arbitration Board shall have the right to allocate the costs and expenses between each Party as the Arbitration Board deems equitable.

(e)          Any award made by the Arbitration Board shall be final and binding on each of the Parties that were parties to the Dispute. The Parties expressly agree to waive the applicability of any Laws that would otherwise give the right to appeal the decisions of the Arbitration Board so that there shall be no appeal to any court of Law for the award of the Arbitration Board, and a party shall not challenge or resist the enforcement action taken by any other party in whose favor an award of the Arbitration Board was given.

Section 9.10    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by the other Party hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 9.11    Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

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CONFIDENTIAL

Section 9.12    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed or have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

The9 Limited

By:	/s/ George Lai
Name: George Lai
Title: Director

1111 Limited

By:	/s/ George Lai
Name: George Lai
Title: Director

Leading Choice Investment Holdings Limited

By:	/s/ Cheung Ming Chi
Name: Cheung Ming Chi
Title: Director

Leading Choice Holdings Limited

By:	/s/ Cheung Ming Chi
Name: Cheung Ming Chi
Title: Director

[Signature Page to the Share Purchase Agreement]